Exhibit 5.1

May 10, 2017

Altimmune, Inc.

19 Firstfield Rd., Suite 200

Gaithersburg, Maryland 20878

Ladies and Gentlemen:

We are acting as counsel to Altimmune, Inc., a Delaware corporation f/k/a PharmAthene, Inc. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) and the rules and regulations thereunder, relating to the registration of 2,705,307 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued by the Company pursuant to the Altimmune, Inc. 2017 Omnibus Incentive Plan, filed as Exhibit 99.3 to the Registration Statement (the “2017 Plan”), the Altimmune, Inc. 2001 Employee Stock Option Plan, as amended, filed as Exhibit 99.1 to the Registration Statement (the “2001 Employee Plan”), and the Altimmune, Inc. 2001 Non-Employee Stock Option Plan, as amended, filed as Exhibit 99.2 to the Registration Statement (the “2001 Non-Employee Plan,” and together with the 2017 Plan and the 2001 Employee Plan, the “Plans”). The Shares are to be issued by the Company upon grant, vesting or exercise of certain stock-based awards (the “Awards”) granted and to be granted pursuant to the Plans.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement (the “Charter”); (ii) the amendments to the Charter filed as Exhibit 4.2 and Exhibit 4.3 to the Registration Statement, (iii) the amended and restated bylaws of the Company, filed as Exhibit 4.4 to the Registration Statement; (iv) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Awards and the Shares; (v) certain resolutions of the Company’s stockholders relating to the adoption of the Plans; (vi) the Plans; and (vii) the Registration Statement, together with the other exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

May 10, 2017

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares when and to the extent issued in accordance with the terms of the Awards and the Plans, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP